WHEN RECORDED, RETURN TO:

Dan W. Egan
Ballard Spahr Andrews & Ingersoll, LLP
201 South Main Street, Suite 600
Salt Lake City, Utah 84111-2221



                      DEED OF TRUST AND SECURITY AGREEMENT
                                  (Oil and Gas)


         THIS DEED OF TRUST AND SECURITY AGREEMENT (this "Deed of Trust") is made as of this 15th day of October, 2003, by PANNONIAN ENERGY INC., a Delaware corporation whose address is 14 Inverness Drive East, Building H, Suite 236, Englewood, Colorado 80112 ("Trustor"); in favor of DAN W. EGAN, a member of the Utah State Bar, whose address is Ballard Spahr Andrews & Ingersoll, LLP, 201 South Main Street, Suite 600, Salt Lake City, Utah 84111-2221, and also to any substitute or successor Trustee as hereinafter provided (all of whom collectively are included within the term "Trustee" as used hereinafter); and BFSUS SPECIAL OPPORTUNITIES TRUST PLC, a public limited company registered in England and Wales, RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC., a Texas corporation, and RENAISSANCE US GROWTH & INCOME TRUST PLC, a public limited company registered in England and Wales, the address of all three of which, for purposes of this Deed of Trust, is 8080 North Central Expressway, Suite 210-LB59, Dallas, Texas 75206 (collectively, the "Beneficiary").

                                   WITNESSETH:

     Gasco Energy, Inc. ("Gasco"), a Nevada corporation that is the sole shareholder of Trustor, has delivered to Trustee a Convertible Loan Agreement dated as of October 15, 2003 (the "Loan Agreement");

         Trustor has delivered to Renaissance Capital Group, Inc., acting in its capacity as agent for the Beneficiary, a Subsidiary Guaranty Agreement dated as of October 15, 2003 (as amended, restated, or replaced from time to time, the "Subsidiary Guaranty"), and terms which are defined in that Subsidiary Guaranty shall have the same meanings in this Deed of Trust, unless otherwise defined herein or unless the context otherwise requires; and

         Pursuant to the Subsidiary Guaranty, Trustor has guaranteed the payment and performance of the Liabilities and, in order to collateralize the Subsidiary Guaranty, has agreed to grant to Trustee for the benefit of Beneficiary a first priority security interest in and to certain interests in real and personal property owned and hereafter to be acquired by Trustor in the State of Utah.

         NOW, THEREFORE, in consideration of the premises and the indebtedness and trusts hereinafter set forth and of the sum of Ten Dollars, cash in hand paid, the receipt and sufficiency of which are hereby acknowledged, Trustor does grant and convey unto Trustee, in trust, with power of sale, all of Trustor's interest in the real property described below, as well as all of Trustor's interest in the property relating thereto and all appurtenances belonging or in anywise appertaining thereto, whether owned or hereafter acquired, and all of Trustor's rights, titles and interests in and to and relating to such property, and does assign and pledge to Beneficiary and its successors and assigns, and


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

does grant to Beneficiary and its successors and assigns a security interest under the Uniform Commercial Code of Utah (the "Code"), in all of Trustor's personal property (including fixtures and improvements) described below and owned by Trustor, as well as all of Trustor's property relating thereto and all appurtenances belonging or in anywise appertaining thereto, whether owned or hereafter acquired, and all of Trustor's rights, titles and interests in and to and relating to such property, and all products thereof and proceeds derived therefrom, including proceeds of insurance, with all such real and personal property subject to this Deed of Trust sometimes collectively called the "Trust Estate," including, but not limited to, the following:

     (a) all oil and gas wells specifically identified in Exhibit 1 (the "Wells"), together with the oil, gas, casinghead gas, drip gasoline, natural gasoline and all other liquid and gaseous hydrocarbons (collectively, "oil and gas") produced through the wellbores of the Wells; and

     (b) all oil and gas leases described in Exhibit 1 hereto attached and made a part hereof, insofar and only insofar as the leases cover the lands described in Exhibit 1 and then only to the extent that such leases are necessary to produce and operate the Wells (collectively, the "Leases"), as executed in favor of, or as assigned, sublet, farmed-out or otherwise transferred to Trustor, together with all easements, privileges, surface rights, production and drilling rights and all other rights, privileges, titles and interests appurtenant thereto or relating thereto, but only to the extent necessary to produce and operate the Wells; and

     (c) all currently existing unitization, communitization and pooling agreements and the units created thereby (including without limitation all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental body or agency having jurisdiction) relating to the Wells, in each case subject to all segregation agreements which may now or hereafter be recorded in the applicable real property records, provided, however, that the Trust Estate shall not include any interest whatsoever, even under the Leases, in new communitization or pooling agreements which may now or hereafter be recorded relating to oil and gas wells other than the Wells; and

     (d) all intangible personal property, now owned or hereafter acquired, such as chattel paper, instruments, documents, general intangibles, accounts, accounts receivable, contract rights and other rights to the payment of moneys in connection with, or relating to, the Wells and the production and transportation of oil and gas therefrom, together with all operating agreements, drilling agreements, gas purchase contracts, oil purchase contracts, standing purchase orders for oil, and other agreements relating to the Wells and the production and transportation of oil and gas therefrom; and

     (e) all tangible personal property, now owned or hereafter acquired, including without limitation inventory, materials, supplies, tanks, boilers, compressors, tubing, casing, rods, line pipe, connections, pumping outfits, derricks, houses, jacks, tubing, cable lines, materials, machinery, equipment, and any and all other property (including fixtures and improvements) and appurtenances, but only to the extent used in connection with the Wells and the production and transportation of oil and gas therefrom, and any replacements, attachments or accessories now or hereafter attached, added or affixed; and

         Trustor hereby expressly confirms its intention to include in the foregoing definition of Trust Estate all of the real and personal property now owned by it which is required to produce and operate its interest in the Wells and to receive its share of production and production proceeds from the Wells, while Beneficiary confirms its intention to exclude from the foregoing definition of Trust Estate all of Trustor's real and personal property required to produce and operate Trustor's interest in all oil and gas wells, now existing or hereafter drilled, other than the Wells and to exclude Trustor's share of production and production proceeds from such other wells, even if such other wells are located on lands described in Exhibit 1.

         Without in any manner limiting the generality of any of the other provisions hereof, this instrument is a deed of trust of both real and personal property, a security agreement, a financing statement and an assignment, and also covers proceeds and fixtures. This Deed of Trust shall be effective as a financing statement filed as covering minerals or the like (including oil and gas) and accounts subject to Subsection (4) of ss. 9a-301 of the Code, which minerals or the like (including oil and gas) or accounts will be financed at the wellhead located on the Trust Estate.

         TO HAVE AND TO HOLD the Trust Estate unto Trustee and its successors in the trust forever.

         IN TRUST NEVERTHELESS to secure Trustor's payment and performance of the Guarantee Obligations, including, without limitation, Trustor's guaranty of the full payment by Gasco of Gasco's aggregate principal indebtedness of $2,500,000 under three Debentures, each of which matures on October 15, 2008.

         As further security for Trustor's payment and performance of the Guarantee Obligations, and for the same consideration hereinabove set forth, and cumulative of any and all other rights and remedies herein provided, Trustor warrants, grants, bargains, conveys, sells, transfers and assigns unto Trustee for the benefit of the Beneficiary all of Trustor's interest in the proceeds (less severance, production, ad valorem and windfall profits taxes) of oil and gas and other minerals produced through the wellbores of the Wells, including without limitation all right, title and interest of Trustor in, to and under any contracts for the sale of minerals produced from and after the effective date hereof at 7:00 a.m. local time from the Trust Estate. Upon actual receipt of written notice of the occurrence of an Event of Default, as that term is defined in Section 5 of the Subsidiary Guaranty, purchasers of oil and gas produced from the Wells are irrevocably authorized and directed to pay directly to Trustee for the account of Beneficiary the interest of Trustor in the proceeds of the sale of the oil and gas produced from the Wells, and to continue such payments until they have been furnished with release hereof, executed by Trustee in writing. No production purchaser shall be required to see to the proper application by Beneficiary of such proceeds so paid to it, and Trustor covenants (i) to cause all production purchasers to pay promptly to Trustee the interest of Trustor in the proceeds of the sale thereof and (ii) to execute and deliver such transfer orders or other documents as may be necessary or proper to effect such payments. All proceeds of oil and gas production from the Wells shall, however, be paid by each production purchaser directly to Trustor until such time as the production purchaser has actually received written notice from the Trustee of the occurrence of an Event of Default.

         Beneficiary and Trustee shall never be under any obligation to enforce the collection of such proceeds so assigned hereunder, nor shall either of them ever be liable for failure to exercise diligence in the collection thereof, but they shall only be accountable for such sums as they shall actually receive.

     1. Representations And Warranties. Trustor hereby confirms and makes anew to Beneficiary all of the representations and warranties that are set forth in
Section 11 of the Subsidiary Guaranty, intending that this confirmation shall have the same force and effect as if each of the representations and warranties contained in Section 11 of the Subsidiary Guaranty were set forth in full in this Deed of Trust.

     2. Covenants. Trustor hereby confirms and makes anew to Beneficiary all of the covenants that are set forth in Sections 12 and 13 of the Subsidiary Guaranty, intending that this confirmation shall have the same force and effect as if each of the covenants contained in Sections 12 and 13 of the Subsidiary Guaranty were set forth in full in this Deed of Trust, and, in addition, agrees that:

          (a) Trustor will promptly pay or cause to be paid all royalties, rentals, and other obligations accruing under, and perform or cause to be performed every act or thing required by the Leases; will keep the Leases in full force and effect; will not amend or modify, or permit the amendment or modification of, the Leases, if such amendment or modification would reduce any amounts payable to, or otherwise materially adversely affect any benefit accruing to, or other interest of, Trustor; and will promptly notify Beneficiary of any event, occurrence or transaction which would result in the termination of any Lease.

          (b) Trustor will pay or cause to be paid when due all taxes, charges, claims and assessments which may be assessed or levied by any public authority against or upon the Trust Estate, and also any taxes, charges, claims (including claims of mechanics and materialmen) or assessments for which Trustor may become liable or which may by law become a lien on the Trust Estate either having priority over the lien of this Deed of Trust; provided, however, that Trustor need not pay any tax, charge, claim, assessment or liability so long as its validity or amount shall be contested in good faith by appropriate proceedings duly prosecuted.

          (c) Except with the specific written consent of Beneficiary, Trustor will not sell, lease, transfer, mortgage, pledge, charge, grant a lien upon or security interest in, or otherwise dispose of or encumber, or permit any encumbrance to attach to, the Trust Estate or any part thereof, other than Permitted Liens (as such term is defined in the Loan Agreement).

          (d) Trustor represents and warrants that it has obtained, and agrees that it will obtain, or shall cause to be obtained, all permissions, licenses, easements, rights of way, and all local, state and federal governmental approvals, authorizations, consents and permits, as well as all permissions necessary to the ownership, development and operation of the Trust Estate, all of which are, and shall be kept in, full force and effect, consistent with the Drilling Program (as such term is defined in the Loan Agreement).

          (e) Trustor will continuously operate, or cause to be operated, the Trust Estate in good and workmanlike manner and in accordance with sound and approved practices, consistent with the Drilling Program; will maintain, or cause to be maintained, the Trust Estate in good repair, working order and condition; will not commit or permit any waste or impairment of the Trust Estate; will not permit the Trust Estate to be used in violation of any statute or regulation; will otherwise protect and preserve, or cause to be protected and preserved, the Trust Estate; and will permit Beneficiary and its representatives and agents, or cause them to be permitted, to inspect the Trust Estate during normal business hours. If and when any of the Wells ceases producing oil and gas in paying quantities or is of no further use, or Trustor or any other person, corporation or other entity is required to do so under any agreement or law, Trustor will plug and abandon or cause to be plugged and abandoned, such Well in accordance with the local, state and federal laws and regulations then in force.

          (f) Trustor shall, whenever and so often as requested by Beneficiary, promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances (including all such as may from time to time be required by pipeline companies or other purchasing parties) and shall promptly do or cause to be done all such other and further things, as may by Beneficiary be deemed necessary, expedient or advisable in order to better and more fully preserve or vest in it all rights, interest, powers, benefits, privileges and advantages conferred or intended to be conferred by this Deed of Trust or by any other instrument delivered simultaneously herewith or pursuant hereto.

     3. Rights And Remedies Upon Default. Upon the occurrence of an Event of Default, as that term is defined in Section 5 of the Subsidiary Guaranty, Trustee may by written notice to Trustor declare all of the Guarantee Obligations immediately due, whereupon all such Guarantee Obligations shall become immediately due. In addition, Beneficiary may exercise any one or more of the following remedies:

          (a) Without notice to or demand on Trustor or any other person, Beneficiary may (i) forthwith enter into and upon any or all of the Trust Estate, either in person or by agent, and take possession of any or all of the Trust Estate without process of law, without liability to Trustor or other owner or owners of the Trust Estate; manage the Trust Estate, or any part thereof; collect and receive the rents, issues and profits thereof and apply the same to the Guarantee Obligations, after first deducting the costs and expenses incurred in managing the Trust Estate; or (ii) have a receiver appointed by any court having jurisdiction to take charge and manage the Trust Estate. Nothing herein contained shall be construed as a substitute for, or in derogation of, the right to foreclose this Deed of Trust or as imposing any duty or obligation upon Beneficiary to take charge of the Trust Estate, or to collect said rents, issues or profit or to have a receiver appointed for such purposes.

          (b) If the power of sale is invoked, Trustee, upon the written request of Beneficiary, shall execute a written notice of the occurrence of an Event of Default and of the election to cause the Trust Estate to be sold and shall record such notice in each county in which the Trust Estate is located. Beneficiary or Trustee shall mail copies of such notice in the manner prescribed by applicable law to Trustor and to the other persons prescribed by applicable law. In the event Trustor does not cure the default within the time prescribed by applicable law, Trustee shall give public notice of the sale to the persons and in the manner prescribed by applicable law. After the time required by applicable law, Trustee, without demand on Trustor, shall sell the Trust Estate at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in the order the Trustee determines, but subject to any statutory right the Trustor may have to direct the order in which the Trust Estate is sold. Trustee may in accordance with applicable law postpone sale of all or any portion of the Trust Estate by public announcement at the time and place of the previously scheduled sale. Beneficiary or its designee may purchase the Trust Estate at any such sale. Out of the proceeds of such sale Trustee shall pay, first, the costs and expenses of executing this trust, including but not limited to reasonable Trustee's and attorneys' fees; second, to Beneficiary in the full amount necessary to satisfy the Guarantee Obligations; and, third, the balance, if any, to Trustor, its successors or assigns.

          (c) To the extent that Chapter 9a of the Code is applicable to the Trust Estate, Trustee shall have the right to and may, at the option of Beneficiary, exercise any or all of the rights and remedies of a secured party under the Code, in addition to such rights and remedies as are provided herein or in any of the Loan Documents. To assist Trustee in the exercise of such rights and remedies Trustor shall, at Trustee's request and at Trustor's expense, assemble and prepare for removal at and to places to be designated by Beneficiary such items of the Trust Estate as are selected by Trustee. Any requirement of law as to reasonable notification of the time and place of any public sale, or of the time after which any private sale or other intended disposition of the Trust Estate is to be made, shall be met by giving Trustor seven days' prior written notice of the time and place of any such public sale or the time after which any such private sale or any other intended disposition is to be made.

          (d) The provisions hereof with respect to foreclosure under this instrument as a deed of trust are intended to comply with the provisions of the statutes of Utah relating to such foreclosure, as in force and effect on the date hereof, and in the event the statutory requirements for foreclosure shall be modified by future amendment, the requirements for foreclosure, including notice, shall be deemed to be modified in this instrument in conformity with such amendment.

          (e) In the event of suit being brought to foreclose this Deed of Trust by reason of any default, all costs of such suit allowable by applicable law shall be included in any judgment or decree as part of the Guarantee Obligations secured by this Deed of Trust, and there shall likewise be included in any such judgment or decree, all sums paid out by Beneficiary for stenographic fees and for outlays for documentary evidence, including cost of bringing down to date all abstracts of title or policies of title insurance relating to the property covered hereby, and for the examination of and rendering of an opinion of title for the purpose of any such foreclosure.

          (f) Beneficiary may have or take other security or guarantees for the Guarantee Obligations or for any part of the same, although neither the giving of this Deed of Trust nor the acceptance of any additional security or guarantee shall operate to prevent or hinder Beneficiary from resorting first to such other security or first to the security herein given, or first from time to time to either or both; and Beneficiary may from time to time as it sees fit, in its sole 'and uncontrolled discretion, resort to all or any part of the Trust Estate covered hereby, without resorting to all or any other security given to secure the Guarantee Obligations; and that such action on its part shall not in anywise be considered as a waiver of any of the benefits or rights conferred by the Deed of Trust.

          (g) The remedies herein provided are cumulative and that no remedy herein conferred is intended to be exclusive of any other remedy or remedies. Beneficiary may, in addition to the remedies herein provided, avail itself of such other remedy or remedies as may now or hereafter exist at law or in equity. No delay or omission by Trustee or Beneficiary in exercising or enforcing the rights and powers herein granted and no exercise or enforcement thereof shall be considered as a waiver thereof or be held to exhaust such rights and powers.

          (h) Any and all options or rights of election herein provided for the benefit of Beneficiary shall be continuing; and it is expressly understood and agreed that failure to exercise any of such options upon a particular default or breach or upon any subsequent default or breach shall not be construed as waiving the right of such option or election for any default or breach occurring thereafter.

     4. Request for Notices. Trustor requests that copies of the notices of default and sale be sent to the address specified for it in Section 9, below.

     5. Foreclosure Commenced But Not Completed. In the event that foreclosure proceedings are instituted hereunder but are not completed, Trustor shall reimburse Trustee and Beneficiary for all costs and expenses incurred by them in commencing such proceedings.

     6. Acts of Trustee. Trustee may act in the execution of this trust, and Trustee is authorized to act by agent or attorney in the execution of this trust. It shall not be necessary for the Trustee to be present in person at any foreclosure sale under this Deed of Trust.

     7. Substitution Of Trustee. Beneficiary may, at any time and from time to time hereafter, without notice, appoint and substitute another trustee or trustees, corporations or persons, in place of the Trustee herein named to execute the trust herein created. Upon such appointment, either with or without a conveyance to said substituted trustee or trustees by the Trustee herein named, or by any substituted trustee in case the said right of appointment is exercised more than once, the new and substituted trustee or trustees in each instance shall be vested with all the rights, titles, interests, powers, duties and trusts in the premises which are vested in and conferred upon the Trustee herein named; and such new and substituted trustee or trustees shall be considered the successors and assigns of the Trustee who is named herein with the meaning of this instrument, and substituted in his place and stead.

     8. Non-Waiver. No failure of Beneficiary or Trustee to exercise any option herein contained shall constitute a waiver of any right or privilege herein given or granted to Beneficiary or Trustee, and a waiver by Beneficiary or Trustee of the right to exercise any option as to any breach or default shall not constitute a waiver of the right to exercise the same option, or any other option herein contained, as to another or any continuing or subsequent breach of default.

     9. Notices. Notices required by applicable law shall be given in accordance with applicable law. All other notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed duly given if in writing and delivered personally or mailed, postage prepaid, registered or certified, at the following addresses or at such other address as a party may designate in the manner provided in this paragraph:

          If to Borrower:      Pannonian Energy Inc.
                               14 Inverness Drive East
                               Building H, Suite 236
                               Englewood, CO 80112
                               Attn:    Mark Erickson
                               Telephone:  (303) 483-0044
                               Telecopier:

          with a copy to:      Vinson & Elkins LLP
                               2300 First City Tower
                               1001 Fannin
                               Houston, TX 77002
                               Attn:    Michael P. Finch, Esq.
                               Telephone:  (713) 758-2128
                               Telecopier:  (713) 615-5282

          If to Beneficiary:   Renaissance Capital Growth & Income Fund III,Inc.
                               c/o Renaissance Capital Group, Inc.
                               8080 North Central Expressway, Suite 210-LB59
                               Dallas, TX 75206
                               Attn:    Russell Cleveland
                                        President and CEO
                               Telephone:  (214) 891-8294
                               Telecopier:  (214) 891-8291

                               Renaissance US Growth & Income Trust PLC
                               c/o Renaissance Capital Group, Inc.
                               8080 North Central Expressway, Suite 210-LB59 Dallas, TX 75206
                               Attn:    Russell Cleveland
                                        President and CEO
                               Telephone:  (214) 891-8294
                               Telecopier:  (214) 891-8291

                               BFSUS Special Opportunities Trust PLC
                               c/o Renaissance Capital Group, Inc.
                               8080 North Central Expressway, Suite 210-LB59 Dallas, TX 75206
                               Attn:    Russell Cleveland
                                        President and CEO
                               Telephone:  (214) 891-8294
                               Telecopier:  (214) 891-8291

          with a copy to:      Jackson Walker L.L.P.
                               901 Main Street, Suite 6000
                               Dallas, Texas 75202
                               Attn:    Jeffrey M. Sone
                               Telephone:  (214) 953-6107
                               Telecopier:  (214) 953-5822

          If to Trustee:       Dan W. Egan
                               Ballard Spahr Andrews & Ingersoll, LLP
                               201 South Main Street, Suite 600
                               Salt Lake City, Utah 84111-2221
                               Telephone:  (801) 531-3000
                               Telecopier:  (801) 531-3001

     10. Governing Law. This Deed of Trust shall be governed by Utah law.

     11. Successors and Assigns. All covenants, agreements, representations and warranties contained herein shall bind, and the benefits and advantages shall inure to, the respective successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be duly executed and delivered as of the date first above written.

                                   PANNONIAN ENERGY INC.


                                   By:
                                      -----------------------------
                                        Mark A. Erickson, President

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STATE OF COLORADO )
                                    ) ss.
COUNTY OF ARAPAHOE         )

     The foregoing instrument was acknowledged before me this _____ day of October, 2003, by Mark A. Erickson, as President of Pannonian Energy Inc., a Delaware corporation.

         Witness my hand and official seal.

         My commission expires:




                                  Notary Public




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                                    Exhibit 1

               Deed of Trust and Security Agreement (Oil and Gas)



         The five following wells, together with the leases set forth below, but only insofar as the leases cover the specific quarter-quarter section described below and only insofar as they may be necessary to produce and operate the five following wells, and not other wells:


         Well Name:                 Lytham Federal No. 22-22-9-19
         Lessor:                    United States of America
         Lessee:                    Pannonian Energy, Inc.
         Serial No.:                UTU - 78433
         Effective Date:            July 1, 1999
         Recorded:                  January 9, 2001, Book 748, page 495
         Description:               Township 9 South, Range 19 East
                                    -------------------------------
                                    Section 22:  SE/4 NW/4
                                    Uintah County, Utah

         Well Name:                 Federal No. 23-21-9-19
         Lessor:                    United States of America
         Lessee:                    Pannonian Energy, Inc.
         Serial No.:                UTU - 78433
         Effective Date:            July 1, 1999
         Recorded:                  January 9, 2001, Book 748, page 495
         Description:               Township 9 South, Range 19 East
                                    -------------------------------
                                    Section 21:  NE/4 SW/4
                                    Uintah County, Utah

         Well Name:                 Federal No. 32-31-9-19
         Lessor:                    United States of America
         Lessee:                    Retamco Operating, Inc.
         Serial No.:                UTU - 76489
         Effective Date:            July 1, 1997
         Recorded:                  January 9, 2001, Book 748, page 459
         Description:               Township 9 South, Range 19 East
                                    -------------------------------
                                    Section 31:  SW/4 NE/4
                                    Uintah County, Utah

         Well Name:                 Federal No. 23-29-9-19
         Lessor:                    United States of America
         Lessee:                    Medallion Exploration
         Serial No.:                UTU - 76262
         Effective Date:            April 1, 1997
         Recorded:                  December 21, 2001, Book 747, page 245
         Description:               Township 9 South, Range 19 East
                                    -------------------------------
                                    Section 29:  NE/4 SW/4
                                    Uintah County, Utah

         Well Name:                 Federal No. 42-29-9-19
         Lessor:                    United States of America
         Lessee:                    Medallion Exploration
         Serial No.:                UTU - 76262
         Effective Date:            April 1, 1997
         Recorded:                  December 21, 2001, Book 747, page 245
         Description:               Township 9 South, Range 19 East
                                    -------------------------------
                                    Section 29:  SE/4 NE/4
                                    Uintah County, Utah



              This is intended to be a wellbore deed of trust only.



                                       11
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